Exhibit 99.1

   Alamosa Reports Positive Earnings Per Share 'EPS' for Fourth Quarter 2004; Announces Fourth Quarter and Full Year 2004 Financial & Operational Results

    LUBBOCK, Texas--(BUSINESS WIRE)--Feb. 23, 2005--Alamosa Holdings, Inc. (Nasdaq/NM: APCS):



Fourth Quarter Highlights:


-- Net income totaled $1.6 million, after preferred stock dividends of $2.2 million ($0.02 per share) resulting in net income per common share of $0.01

--  Adjusted EBITDA totaled $51.8 million

--  Fixed asset additions totaled $30.6 million

-- As previously announced, subscribers increased by approximately 49,000 to 915,000 with average monthly customer churn of 2.3 percent

-- Announced a definitive agreement for a business combination with AirGate PCS (completed on February 15, 2005)


    Alamosa Holdings, Inc. (Nasdaq/NM: APCS) today reported financial and operational results for the fourth quarter ended December 31, 2004, including previously announced results on January 10, 2004 for net subscriber additions, total subscribers and average monthly customer churn. During the quarter, the Company also successfully negotiated a business combination with AirGate PCS, which was closed on February 15, 2005. With the combination, the Company now has approximately 1.3 million customers in a footprint spanning parts of 19 states in the U.S. with a licensed population of 23.2 million residents.
    Total revenue for the fourth quarter and full year of $221.7 million and $803.1 million, respectively, represented an increase of 32% and 27% over the same periods one year ago. Adjusted EBITDA of $51.8 million for the fourth quarter represented a 39% increase over the fourth quarter of 2003. Full year Adjusted EBITDA of $180.0 million grew 54% over Adjusted EBITDA of $116.6 million for 2003. Adjusted EBITDA during the fourth quarter was favorably impacted by a settlement of access revenue of $4.3 million and reduced by $3.5 million in non-recurring charges for cost of service and operations and a $900,000 reduction in wholesale revenue relating to a rate adjustment for prior periods.
    For the first time in its operating history, the Company reported positive net income for the quarter, after preferred stock dividends, of $1.6 million or $0.01 per common share. This compares to a net loss of $9.9 million and $0.10 per common share, after preferred stock dividends, during the fourth quarter of 2003. The net loss for the year of 2004 decreased to $34.2 million or $0.32 per common share, after preferred stock dividends and conversion premiums, compared to a net loss of $76.6 million or $0.81 per common share, after preferred stock dividends, for the year of 2003.
    As previously announced, the Company reported that net subscribers grew by 49,000 and 188,000 during the fourth quarter and full year, respectively, to end at 915,000 total direct subscribers. This increase in net additions represents a 44% and 79% increase over the same periods one year ago. Along with the subscriber growth, Alamosa reported a decrease in average monthly customer churn to 2.3 percent for the fourth quarter and for the full year of 2004 compared to 2.5 percent for the fourth quarter of 2003 and 2.7 percent for the full year of 2003. Finally, Alamosa continued an extensive build-out of its footprint in 2004 with the launch of 93 new sites and 100 second carriers in the fourth quarter, leading to an increased covered population of 12.9 million and significantly more geographic coverage than at the end of 2003. During the quarter, the Company spent approximately $30.6 million on fixed asset additions, bringing full-year fixed asset additions to approximately $85.1 million.
    "2004 was the most successful year in Alamosa's operating history, demonstrated by our re-listing on Nasdaq, substantial growth in customers, extensive expansion of our network, increased Adjusted EBITDA, the successful announcement of the AirGate acquisition and our first quarter of positive net income after preferred stock dividends" said David E. Sharbutt, Chairman and Chief Executive Officer of Alamosa Holdings, Inc. "We were able to capitalize on many opportunities to grow and expand our business plan in 2004. With the AirGate acquisition now behind us and the task of integration before us, we are looking forward to realizing other opportunities in 2005 to continue building value for all of Alamosa's stakeholders," Mr. Sharbutt concluded.



SUMMARY OF QUARTERLY OPERATING STATISTICS
                                                                  %
                                                                Change
                                                       % Change  Year
                                                         Qtr.    over
 Metric                   4Q 2004   3Q 2004   4Q 2003  over Qtr. Year
----------------------------------------------------------------------
 Total Customers          915,000   866,000   727,000       5.7% 25.9%
 Net Additions             49,000    53,000    34,000      -7.5% 44.1%
 Net income (loss)
  available to common
  stockholders
  (thousands)           $   1,575     ($274)  ($9,912)       NM    NM
 Adjusted EBITDA
  (thousands)           $  51,811 $  45,900  $ 37,313      12.9% 38.9%
 Avg. Revenue Per User
  (ARPU) (incl.
  roaming)              $      80 $      81  $     75      -1.2%  6.7%
 Avg. Revenue Per User
  (ARPU) (w/out
  roaming)              $      58 $      57  $     55       1.8%  5.5%
 Churn                        2.3%      2.4%      2.5%     -4.2% -8.0%
 Cost Per Gross Addition
  (CPGA)                $     364 $     351  $    379       3.7% -4.0%
 Monthly Cash Cost Per
  User (CCPU)
     (w/out roaming)    $      32 $      32  $     30       0.0%  6.7%
 Monthly Cash Cost Per
  User (CCPU)
     (incl. roaming)    $      45 $      45  $     41       0.0%  9.8%
 Average Voice MOUs Per
  User
     (w/out roaming)          685       666       575       2.9% 19.1%
 Average Voice MOUs Per
  User
     (incl. roaming)          867       855       739       1.4% 17.3%
 Voice Minutes of Use
  (MOUs)
     (total system)
      (millions)            2,652     2,451     1,739       8.2% 52.5%
 Roaming Minutes -
  Inbound
     (millions)               643       604       497       6.5% 29.4%
 Wholesale & Resale
  Minutes-
     Inbound (millions)       180       171        22       5.3%718.2%
 Roaming Minutes -
  Outbound (millions)         484       476       348       1.7% 39.1%
 Licensed POPs
  (millions)                 15.8      15.8      15.8       0.0%  0.0%
 Covered POPs (millions)     12.9      12.3        12       4.9%  7.5%
 Fixed Asset Additions
  (millions)            $    30.6 $    22.8  $   25.4      34.2% 20.5%
 Penetration - Covered
  POPs                        7.1%      7.0%      6.1%      1.4% 16.4%


    BUSINESS OUTLOOK

    This outlook for 2005 may be materially affected by competitive conditions, continued development and acceptance of new Vision products and services, changes in pricing plans, the integration between Alamosa and AirGate PCS, Inc., the proposed business combination between Sprint and Nextel and general economic conditions, among other things:



                                           Airgate (10
                                 Alamosa   1/2 Months)        Combined
----------------------------------------------------------------------
Adjusted EBITDA             $250 million   $65 million    $315 million
Fixed Asset Additions        $90 million   $50 million    $140 million
Net Additions                    140,000        40,000         180,000
Churn - less than         less than 2.5% less than 2.8% less than 2.6%


    Fourth Quarter Earnings Release & Conference Call

    Alamosa has scheduled a conference call, which will be broadcast live over the Internet, on Thursday, February 24, 2005, at 9:00 a.m. EST. To participate in the call, dial 913-981-5543 and ask for the Alamosa call 10 minutes prior to the start time. Investors, analysts and the general public will also have the opportunity to listen to the conference call free over the Internet by visiting the Company's Web site at www.alamosapcs.com or www.fulldisclosure.com. To listen to the live call online, please visit the Web site at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live Web cast, a replay will be available through Thursday, March 3, 2005, and may be accessed by calling 719-457-0820 and using the passcode 236479. An audio archive will be available, shortly after the call, on the Company's website at www.alamosapcs.com or www.fulldisclosure.com for approximately 30 days.

    ABOUT ALAMOSA

    Alamosa Holdings, Inc. is the largest (based on number of subscribers) PCS Affiliate of Sprint (NYSE: FON), which operates the largest all-digital, all-CDMA Third-Generation (3G) wireless network in the United States. Alamosa has the exclusive right to provide digital wireless mobile communications network services under the Sprint brand name throughout its designated territory located in Texas, New Mexico, Oklahoma, Arizona, Colorado, Utah, Wisconsin, Minnesota, Missouri, Washington, Oregon, Arkansas, Kansas, Illinois, California, and subsequent to year end in Georgia, South Carolina, North Carolina and Tennessee. Alamosa's territory includes licensed population of 23.2 million residents, including 15.8 million residents in Alamosa's territories and 7.4 million residents in the recently acquired AirGate properties.

    ABOUT SPRINT

    Sprint offers an extensive range of innovative communication products and solutions, including global IP, wireless, local and multiproduct bundles. A Fortune 100 company with more than $27 billion in annual revenues in 2004, Sprint is widely recognized for developing, engineering and deploying state-of-the-art network technologies, including the United States' first nationwide all-digital, fiber-optic network; an award-winning Tier 1 Internet backbone; and one of the largest 100-percent digital, nationwide wireless networks in the United States. For more information, visit www.sprint.com/mr.

    FORWARD LOOKING STATEMENTS

    Statements contained in this news release that are forward-looking statements, such as statements containing terms such as can, may, will, expect, plan, and similar terms, are subject to various risks and uncertainties, including such statements that include, but are not limited to statements about the benefits of the merger between Alamosa and AirGate PCS, Inc. Such forward-looking statements are made pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in Alamosa's forward-looking statements, including the following factors: Alamosa's dependence on its affiliation with Sprint; shifts in populations or network focus; changes or advances in technology; changes in Sprint's national service plans or fee structure with us; change in population; difficulties in network construction; increased competition in our markets and adverse changes in financial position, condition or results of operations. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from Alamosa's forward-looking statements, please refer to Alamosa's filings with the Securities and Exchange Commission, especially in the "risk factors" sections of Alamosa's Annual Report on Form 10-K for the year ended December 31, 2003 and in subsequent filings with the Securities and Exchange Commission. Investors and analysts should not place undue reliance on forward-looking statements.

    Definitions of Operating and Non-GAAP Financial Measures

    We provide readers financial measures generated using generally accepted accounting principles ("GAAP") and using adjustments to GAAP ("Non-GAAP"). These financial measures reflect conventions or standard measures of liquidity, profitability or performance commonly used by the investment community in the telecommunications industry for comparability purposes.



The Non-GAAP financial measures used in this release include the following:

-- Adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA") are defined as net income/(loss) plus income taxes, net interest expense, depreciation expense, amortization expense and other non-cash expense items. This definition of adjusted EBITDA is consistent with the definition of adjusted EBITDA in our debt covenants. Adjusted EBITDA is a measure used by the investment community in the telecommunications industry for comparability as well as in our debt covenants for compliance purposes and is not intended to represent the results of our operations in accordance with GAAP.

The financial measures and other operating metrics used in this release include the following:

-- ARPU, or average monthly revenue per user, is a measure used to determine the average monthly subscriber revenue earned for subscribers based in our territory. This measure is calculated by dividing subscriber revenues (ARPU) or total service revenues (ARPU with roaming) in our consolidated statement of operations by our average daily subscribers during the period divided by the number of months in the period.

-- CCPU, or cash cost per user, is a measure of the costs to operate our business on a per subscriber basis consisting of costs of service and operations, general and administrative expenses and debt exchange expenses in our consolidated statement of operations, plus handset subsidies on equipment sold to existing subscribers (CCPU with roaming) less roaming charges paid to Sprint PCS (CCPU before roaming). These costs are divided by average daily subscribers during the period divided by the number of months in the period to calculate CCPU.

-- CPGA, or cost per gross addition, is used to measure the average cost we incur to add a new subscriber in our territory. Costs we incur in calculating this measure include handset subsidies on new subscriber activations, commissions, rebates and other selling and marketing costs. We calculate CPGA by dividing (a) the sum of cost of products sold and selling and marketing expenses associated with transactions with new subscribers during the measurement period, less product sales revenues associated with transactions with new subscribers during the measurement period, by (b) the total number of subscribers activated in our territory during the period (net of activations deactivated within 30 days and activations due to transfers from Sprint PCS and other PCS Affiliates of Sprint into our territory).

-- Average monthly churn is used to measure the rate at which subscribers based in our territory deactivate service on a voluntary or involuntary basis. We calculate average monthly churn based on the number of subscribers deactivated during the period (net of transfers out of our service area and those who deactivated within 30 days of activation) as a percentage of our average daily subscriber base during the period divided by the number of months during the period.

-- Licensed POPs represent the number of residents (usually expressed in millions) in our territory in which we have an exclusive right to provide wireless mobility communications services under the Sprint brand name in the PCS wireless spectrum. The number of residents located in our territory does not represent the number of wireless subscribers that we serve or expect to serve in our territory.

-- Covered POPs represent the number of residents (usually expressed in millions) covered by our portion of the PCS network of Sprint in our territory. The number of residents covered by our network does not represent the number of wireless subscribers that we serve or expect to serve in our territory.

                        ALAMOSA HOLDINGS, INC.
                      CONSOLIDATED BALANCE SHEETS
                              (UNAUDITED)
           (dollars in thousands, except share information)

                                                December    December
                                                 31, 2004    31, 2003
                                               ----------- -----------
ASSETS

Current assets:
 Cash and cash equivalents                       $129,917     $99,644
 Restricted cash                                       --           1
 Short term investments                            50,418          --
 Customer accounts receivable, net                 44,687      28,034
 Receivable from Sprint                            24,809      22,947
 Interest receivable                                  216          --
 Inventory                                          9,136       7,309
 Prepaid expenses and other assets                 13,170       9,763
 Deferred customer acquisition costs                6,337       8,060
 Deferred tax asset                                 4,230       4,572
                                               ----------- -----------

   Total current assets                           282,920     180,330

 Property and equipment, net                      441,808     434,840
 Debt issuance costs, net                           9,086      14,366
 Early redemption option on preferred stock        21,387      21,687
 Intangible assets, net                           416,716     448,354
 Other noncurrent assets                            4,188       6,393
                                               ----------- -----------

   Total assets                                $1,176,105  $1,105,970
                                               =========== ===========

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED
 STOCK AND STOCKHOLDERS' EQUITY

Current liabilities:
 Accounts payable                                 $24,692     $25,522
 Accrued expenses                                  43,916      37,325
 Payable to Sprint                                 35,852      34,341
 Interest payable                                  21,076       5,353
 Deferred revenue                                  22,549      22,742
 Current installments of capital leases               110         481
                                               ----------- -----------

   Total current liabilities                      148,195     125,764
                                               ----------- -----------

Long term liabilities:
 Capital lease obligations                            749         812
 Other noncurrent liabilities                       5,835       8,693
 Deferred tax liability                            16,362      15,966
 Senior secured debt                                   --     200,000
 Senior notes                                     739,141     464,424
                                               ----------- -----------

   Total long term liabilities                    762,087     689,895
                                               ----------- -----------

   Total liabilities                              910,282     815,659
                                               ----------- -----------

Commitments and contingencies                          --          --

Redeemable convertible preferred stock:
 Series B preferred stock, $.01 par value,
  750,000 shares authorized;478,987 and
  679,495 shares issued and outstanding,
  respectively                                    161,148     228,606
 Series C preferred stock, $.01 par value;
  500,000 shares authorized; no shares issued          --          --
                                               ----------- -----------

   Total redeemable convertible preferred stock   161,148     228,606
                                               ----------- -----------

Stockholders' equity:
 Preferred stock, $.01 par value; 8,750,000
  shares authorized; no shares issued                  --          --
 Common stock, $.01 par value; 290,000,000
  shares authorized,
114,895,245 and 95,401,557 shares issued and
 outstanding, respectively                          1,149         954
 Additional paid-in capital                       860,425     800,992
 Accumulated deficit                             (756,834)   (739,566)
 Unearned compensation                                (65)       (145)
 Accumulated other comprehensive loss, net of
  tax                                                  --        (530)
                                               ----------- -----------

   Total stockholders' equity                     104,675      61,705
                                               ----------- -----------
   Total liabilities and stockholders' equity  $1,176,105  $1,105,970
                                               =========== ===========


                        ALAMOSA HOLDINGS, INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                              (UNAUDITED)
           (dollars in thousands, except per share amounts)

                      For the three months
                               ended             For the years ended
                           December 31,             December 31,
                     ------------------------ ------------------------
                            2004        2003         2004        2003
                     ------------ ----------- ------------ -----------

Revenues:
  Subscriber revenues   $153,773    $117,157     $555,711    $452,396
  Roaming and
   wholesale revenues     60,266      42,816      214,230     150,772
                     ------------ ----------- ------------ -----------

   Service revenues      214,039     159,973      769,941     603,168
  Product sales            7,676       8,185       33,159      27,882
                     ------------ ----------- ------------ -----------

   Total revenue         221,715     168,158      803,100     631,050
                     ------------ ----------- ------------ -----------

Costs and expenses:
  Cost of service and
   operations            106,759      74,303      383,287     317,215
  Cost of products
   sold                   19,756      19,495       76,183      59,651
  Selling and
   marketing              37,911      28,095      140,833     112,626
  General and
   administrative
   expenses                5,478       3,786       22,762      16,257
  Depreciation and
   amortization           25,982      27,959      104,775     110,495
  Impairment of
   property and
   equipment                 648       1,558        3,730       2,243
  Non-cash
   compensation              305         251          386         536
                     ------------ ----------- ------------ -----------

   Total costs and
    expenses             196,839     155,447      731,956     619,023
                     ------------ ----------- ------------ -----------

   Income from
    operations            24,876      12,711       71,144      12,027
Gain (loss) on
 derivative
 instrument               (2,251)      2,858         (305)      2,858
Loss on debt
 extinguishment               --          --      (13,101)         --
Debt exchange
 expenses                     --      (5,166)          --      (8,694)
Interest and other
 income                      723         127        1,474         948
Interest expense         (19,346)    (20,907)     (75,739)    (99,914)
                     ------------ ----------- ------------ -----------

  Income (loss)
   before income
   taxes                   4,002     (10,377)     (16,527)    (92,775)
Income tax (expense)
 benefit                    (184)      2,235         (741)     17,929
                     ------------ ----------- ------------ -----------

  Net income (loss)        3,818      (8,142)     (17,268)    (74,846)
Preferred stock
 dividend                 (2,243)     (1,770)     (10,321)     (1,770)
Preferred stock
 conversion premium           --          --       (6,600)         --
                     ------------ ----------- ------------ -----------

  Net income (loss)
   attributable to
   common
   stockholders           $1,575     $(9,912)    $(34,189)   $(76,616)
                     ============ =========== ============ ===========


Net income (loss) per
 common share:
  Basic                    $0.01      $(0.10)      $(0.32)     $(0.81)
                     ============ =========== ============ ===========

  Diluted                  $0.01      $(0.10)      $(0.32)     $(0.81)
                     ============ =========== ============ ===========

Weighted average
 common shares
 outstanding:

  Basic              114,520,983  94,915,242  106,226,231  94,088,853
                     ============ =========== ============ ===========

  Diluted            117,592,790  94,915,242  106,226,231  94,088,853
                     ============ =========== ============ ===========

                        ALAMOSA HOLDINGS, INC.
                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                              (UNAUDITED)
                        (dollars in thousands)

                                                   For the years ended
                                                       December 31,
                                                   -------------------
                                                       2004      2003
                                                   --------- ---------
Cash flows from operating activities:
 Net loss                                          $(17,268) $(74,846)
Adjustments to reconcile net loss to net cash
 provided by
 operating activities:
 Non-cash compensation                                  386       536
 Non-cash interest expense (benefit) on derivative
  instruments                                             6      (693)
 Non-cash accretion of asset retirement
  obligations                                           187       565
 Non-cash (gain) loss on derivative instruments         305    (2,858)
 Provision for bad debts                             12,827    13,451
 Depreciation and amortization of property and
  equipment                                          72,685    70,428
 Amortization of intangible assets                   32,090    40,067
 Amortization of financing costs included in
  interest expense                                      948     4,270
 Amortization of discounted interest                     --       329
 Loss on debt extinguishment                         13,101        --
 Deferred tax expense (benefit)                         741   (17,929)
 Interest accreted on discount notes                 24,769    33,496
 Impairment of property and equipment                 3,730     2,243
 Debt exchange expenses                                  --     8,694
 (Increase) decrease in:
   Receivables                                      (31,558)   (2,957)
   Inventory                                         (1,827)      101
   Prepaid expenses and other assets                    521    (1,862)
 Increase (decrease) in:
   Accounts payable and accrued expenses             18,491   (17,673)
                                                   --------- ---------

   Net cash provided by operating activities        130,134    55,362
                                                   --------- ---------

Cash flows from investing activities:
 Proceeds from sale of assets                           495     2,645
 Purchases of property and equipment                (84,057)  (38,625)
 Purchase of intangible asset                          (453)       --
 Change in restricted cash                                1    34,724
 Change in short term investments                   (50,418)       --
                                                   --------- ---------

   Net cash provided by (used in) investing
    activities                                     (134,432)   (1,256)
                                                   --------- ---------

Cash flows from financing activities:
 Proceeds from issuance of senior notes             250,000        --
 Repayments of borrowings under senior secured
  debt                                             (200,000)       --
 Debt issuance costs                                 (8,236)   (2,329)
 Debt exchange expenses                                  --    (8,694)
 Preferred stock dividends                          (10,595)       --
 Preferred stock conversion premium                    (276)       --
 Stock options exercised                              3,201         8
 Shares issued to employee stock purchase plan          978       349
 Preferred stock issuance costs                          --    (4,352)
 Payment of fractional notes in debt exchange            --      (104)
 Payments on capital leases                            (501)   (1,077)
                                                   --------- ---------

   Net cash provided by (used in) financing
    activities                                       34,571   (16,199)
                                                   --------- ---------

Net increase in cash and cash equivalents            30,273    37,907
Cash and cash equivalents at beginning of period     99,644    61,737
                                                   --------- ---------

Cash and cash equivalents at end of period         $129,917   $99,644
                                                   ========= =========

Supplemental disclosure of non-cash financing and
 investing activities:
 Conversion of preferred stock                      $67,509       $--
 Preferred stock issued in debt exchange                $51  $214,129
 Early redemption option on preferred stock             $--   $18,829
 Asset retirement obligations capitalized              $212    $1,248
 Capitalized lease obligations incurred                 $66       $73
 Change in accounts payable for purchases of
  property and equipment                              $(458)  $11,387
 Non-cash additions of property and equipment        $1,246       $--


                        Alamosa Holdings, Inc.
           Computation of Adjusted EBITDA and Reconciliation
                    of Non-GAAP Liquidity Measures
                              (Unaudited)
                            (In thousands)
                                                             For the
                                                              three
                                                              months
                       For the three                          ended
                         months ended   For the years ended  September
                        December 31,       December 31,         30,
                      ----------------- -------------------
                         2004     2003      2004      2003       2004
                      -------- -------- --------- --------- ----------

Net income (loss):     $3,818  $(8,142) $(17,268) $(74,846)    $2,168
 Income tax (benefit)
  expense                 184   (2,235)      741   (17,929)        --
 Net interest expense  18,623   20,780    74,265    98,996     18,844
 Depreciation and
  amortization         25,982   27,959   104,775   110,495     25,886
 Non-cash
  compensation            305      251       386       536         30
 Loss on debt
  extinguishment           --       --    13,101        --         --
 (Gain) loss on
  derivative
  instruments           2,251   (2,858)      305    (2,858)    (1,200)
 Impairment of
  property and
  equipment               648    1,558     3,730     2,243        172
                      -------- -------- --------- --------- ----------

Adjusted EBITDA        51,811   37,313   180,035   116,637     45,900
 Provision for bad
  debts                 5,224    2,351    12,827    13,451      3,489
 Non-cash accretion
  of ARO                   48       41       187       565         48
 Non-cash interest
  items                 6,648    7,728    25,723    37,402      6,525
    Debt exchange
     expenses              --    5,166        --     8,694         --
 Interest expense,
  net                 (18,623) (20,780)  (74,265)  (98,996)   (18,844)
 Working capital
  changes              (3,973) (11,928)  (14,373)  (22,391)   (10,362)
                      -------- -------- --------- --------- ----------

Cash flow from
 operating activities $41,135  $19,891  $130,134   $55,362    $26,756
                      ======== ======== ========= ========= ==========

                        Alamosa Holdings, Inc.
            Computation of Average Revenue per User (ARPU)
               Computation of Cash Cost per User (CCPU)
             Computation of Cost per Gross Addition (CPGA)

                              (Unaudited)
                                                         For the three
                                                          months ended
                             For the three months ended    September
                                    December 31,              30,
                             ---------------------------
                                     2004          2003          2004
                             ------------- ------------- -------------

Subscriber revenues          $153,773,000  $117,157,000  $143,623,000
Roaming and wholesale
 revenues                      60,266,000    42,816,000    59,106,000
                             ------------- ------------- -------------

 Service revenues            $214,039,000  $159,973,000  $202,729,000
                             ============= ============= =============

Average subscribers               889,000       707,000       839,000
                             ============= ============= =============

ARPU                                  $58           $55           $57
                             ============= ============= =============

ARPU with roaming                     $80           $75           $81
                             ============= ============= =============

                                                            For the
                                                             three
                                                             months
                                                             ended
                               For the three months ended  September
                                      December 31,             30,
                               --------------------------
                                       2004         2003         2004
                               ------------- ------------ ------------

Cost of service and operations $106,759,000  $74,303,000  $99,250,000
Less:  Roaming expense          (33,461,000) (24,007,000) (33,675,000)
General and administrative
 expenses                         5,478,000    3,786,000    5,861,000
Debt exchange expenses                   --    5,166,000           --
Upgrade costs in selling and
 marketing expenses               6,725,000    4,152,000    8,876,000
                               ------------- ------------ ------------

                                $85,501,000  $63,400,000  $80,312,000
                               ============= ============ ============

Average subscribers                 889,000      707,000      839,000
                               ============= ============ ============

CCPU                                    $32          $30          $32
                               ============= ============ ============

CCPU with roaming                       $45          $41          $45
                               ============= ============ ============
                                                            For the
                                                             three
                                                             months
                                  For the three months       ended
                                          ended            September
                                      December 31,             30,
                                -------------------------
                                       2004         2003         2004
                                ------------ ------------ ------------

Selling and marketing expenses  $37,911,000  $28,095,000  $40,090,000
Less:  Upgrade costs in selling
 and marketing costs             (6,725,000)  (4,152,000)  (8,876,000)
Cost of products sold            19,756,000   19,495,000   20,265,000
Product sales revenues           (7,676,000)  (8,185,000)  (8,637,000)
                                ------------ ------------ ------------

                                $43,266,000  $35,253,000  $42,842,000
                                ============ ============ ============

Activations                         119,000       93,000      122,000
                                ============ ============ ============

CPGA                                   $364         $379         $351
                                ============ ============ ============


    CONTACT: Alamosa Holdings, Inc.
             Jon D. Drake, 806-722-1455
             jdrake@alamosapcs.com